Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Craig A. McCollam, Chief Financial Officer of Dionex Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

3.	The Company’s Annual Report on Form 10-K for the period ended June 30, 2004 and to which this Certification is attached (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Craig A. McCollam
Name:	Craig A. McCollam
Title:	Vice President and Chief Financial Officer
Dated:	September 8, 2004